Enumeral Biomedical Raises $21.5 Million from New and Current Investors, Begins Public Trading

— Enumeral Biomedical Holdings, Inc. (formerly Cerulean Group, Inc.) (OTCQB:ENUM), completes an alternative public offering; Enumeral Biomedical Corp. becomes a wholly owned subsidiary of the Company. —

Cambridge, Mass.—August 4, 2014—Enumeral Biomedical Holdings, Inc. (OTCQB:ENUM) (“Enumeral”) today announced the completion of a merger between Enumeral Biomedical Corp. and a subsidiary of Enumeral Biomedical Holdings, Inc., formerly known as Cerulean Group, Inc. Coinciding with the merger, Enumeral has closed on $21.5 million in a private placement financing. Shares of the Company’s common stock are currently quoted on the OTC Markets under the symbol “ENUM.”

Enumeral is discovering and developing novel antibody therapeutics that help the immune system attack diseased cells, also called immunomodulators, employing novel technology exclusively licensed from Harvard University, Massachusetts Institute of Technology, Whitehead Institute for Biomedical Research and Massachusetts General Hospital.

Enumeral intends to use the net proceeds of the financing for continued development of internal programs, including discovery and validation of immunomodulatory antibody drug candidates, pre-clinical testing and out-licensing of internal programs, as well as to provide working capital for operations and the pursuit of corporate collaborations.

“Given the strong interest in immuno-oncology and immunotherapy generally, we look forward to developing our internal programs, entering into collaborative partnerships and reaching value inflection points as we advance drug candidates toward clinical development,” said Arthur H. Tinkelenberg, Ph.D., President, Chief Executive Officer and Co-Founder of Enumeral. “With this financing, we believe we are well capitalized to continue developing important new medicines through our discovery platform.”

“Enumeral has brought together innovative and passionate scientists to solve major challenges in antibody drug discovery and development,” said John J. Rydzewski, Executive Chairman and Co-Founder. “Enumeral’s technology is applicable across the immunotherapy landscape, and we believe it can significantly accelerate drug discovery timelines compared to more conventional antibody discovery platforms and reinforces the Company’s large market potential.”

“We believe that Enumeral has a unique ability to extensively interrogate cells of the human immune system for drug candidate validation. This ability gives us a distinct advantage in selecting potential best-in-class therapeutic candidates,” said Cokey Nguyen, Ph.D., Vice President of Research and Development, about Enumeral’s technology. “Our technology has the potential to rapidly identify and elucidate antibodies and cells that are relevant to cancer and inflammatory diseases.” Enumeral’s Scientific Founder is J. Christopher Love, Associate Professor of Chemical Engineering at MIT.

The financing was led by Montrose Capital Partners and included participation by founding investor Harris & Harris Group, Inc. Intuitive Venture Partners acted as exclusive financial advisor, and EDI Financial acted as the lead placement agent. Duane Morris LLP served as legal counsel to Enumeral.

Summary of Transaction

Concurrent with the completion of the alternative public offering, the Company closed on the sale of 21,500,000 units at a price of $1.00 per unit, resulting in $21.5 million in gross proceeds to the Company, before deducting commissions and expenses of the offering. Each unit includes one share of the Company’s common stock and a warrant to purchase one share of the Company’s common stock at an exercise price of $2.00 per share for a five-year period.

Under the terms of the agreement, Enumeral Biomedical Corp. became a public company through the merger with a subsidiary of Enumeral Biomedical Holdings, Inc. Enumeral Biomedical Corp. is now a wholly owned subsidiary of Enumeral Biomedical Holdings, Inc. Shares of Enumeral Biomedical Holdings, Inc., will continue to be traded on the OTCQB Marketplace with the ticker ENUM. All outstanding shares of Enumeral Biomedical Corp. capital stock have been converted into shares of Enumeral Biomedical Holdings, Inc., common stock. Enumeral Biomedical Corp. stock options and warrants have been converted into options and warrants to purchase Enumeral Biomedical Holdings, Inc., common stock.

Enumeral’s officers, directors, key employees and major shareholders agree to certain lockup provisions prohibiting the sale of any shares for a term after the closing of the merger. For directors and major shareholders this term is 18 months; for officers and key employees this term is 24 months. Arthur Tinkelenberg is President and Chief Executive Officer of the combined company, which is headquartered in Cambridge, Massachusetts.

This communication is being made in respect of the merger transaction involving Enumeral Biomedical Corp. and Enumeral Biomedical Holdings, Inc. Enumeral will file with the SEC a Current Report on Form 8-K, which includes the merger agreement and related documents as exhibits.

In addition, Enumeral has agreed to file a registration statement with the SEC covering certain of the shares of common stock issued in the transaction.

About Enumeral Biomedical Holdings, Inc.

Enumeral Biomedical is discovering and developing novel antibody immunotherapies that help the immune system attack diseased cells. We have a unique ability to extensively interrogate the human immune microenvironment for candidate selection and validation. Our unique capabilities enable us to measure drug effects in a patient-specific manner, providing the basis for developing best-in-class product candidates, based on a fundamental understanding of how immunotherapies work in each patient. We are building a pipeline of immunomodulators for the treatment of cancer and inflammatory diseases and leveraging the breadth of our technology through strategic collaborations. www.enumeral.com

Forward Looking Statements Disclosure

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements reflect current beliefs of Enumeral Biomedical Holdings, Inc. (“Enumeral”) with respect to future events and involve known and unknown risks, uncertainties, and other factors affecting operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, and although Enumeral believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions, actual results may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, performance or achievements, or industry results to differ materially from those contemplated by such forward-looking statements include, among others, the risks that (a) Enumeral’s expectations regarding market acceptance of the Company’s business in general and the Company’s ability to penetrate the antibody discovery and development fields in particular, (b) Enumeral’s ability to attract and retain management with experience in biotechnology and antibody discovery and similar emerging technologies, (c) the scope, validity and enforceability of Enumeral’s and third party intellectual property rights, (d) Enumeral’s ability to raise capital when needed and on acceptable terms and conditions, (e) Enumeral’s ability to comply with governmental regulation, (f) the intensity of competition, (g) changes in the political and regulatory environment and in business and fiscal conditions in the United States and overseas and (h) general economic conditions.

More detailed information about Enumeral and risk factors that may affect the realization of forward-looking statements, including forward-looking statements in this press release, is set forth in Enumeral’s filings with the Securities and Exchange Commission. Enumeral urges investors and security holders to read those documents free of charge at the Commission’s website at http://www.sec.gov. Interested parties may also obtain these documents free of charge from Enumeral. Forward-looking statements speak only as to the date they are made, and except for any obligation under the U.S. federal securities laws, Enumeral undertakes no obligation to publicly update any forward-looking statement as a result of new information, future events or otherwise.

The securities offered will not be or have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Contacts

MacDougall Biomedical Communications
Heather Savelle or Charles Liles, +1 781-235-3060
hsavelle@macbiocom.com or cliles@macbiocom.com